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                           Offer To Purchase For Cash
                      All of the Outstanding Common Shares
                                       of
                           Fingerhut Companies, Inc.
                                       at
                              $25.00 Net Per Share
                                       by
                            Bengal Subsidiary Corp.,
                       a direct, wholly owned subsidiary
                                       of
                       Federated Department Stores, Inc.

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  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON WEDNESDAY, MARCH 17, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                               February 18, 1999
To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by Bengal Subsidiary Corp. ("Purchaser"), a direct, wholly owned subsidiary of Federated Department Stores, Inc. ("Parent"), to act as Dealer Manager in connection with Purchaser's offer to purchase all of the outstanding common shares (the "Shares") of Fingerhut Companies, Inc. (the "Company") at $25.00 per Share, net to the seller in cash, without interest, on the terms and subject to the conditions set forth in Purchaser's Offer To Purchase, dated February 18, 1999, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), enclosed herewith. Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares in your name or in the name of your nominee.

    Enclosed herewith for your information and for forwarding to your clients are copies of the following documents:

        1. Offer To Purchase, dated February 18, 1999.

        2. Letter of Transmittal to tender Shares for your use and for the information of your clients, together with Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding. Manually signed facsimile copies of the Letter of Transmittal may be used to tender Shares.

        3. A letter to shareholders of the Company ("Shareholders") from Theodore Deikel, Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9.

        4. Notice of Guaranteed Delivery for Shares to be used to accept the Offer if neither of the two procedures for tendering Shares set forth in the Offer To Purchase can be completed on a timely basis.

        5. A form of letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer.

        6. Return envelope addressed to the Depositary.
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    YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS
PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, MARCH 17, 1999, UNLESS THE OFFER IS EXTENDED.

    Please note the following:

        1. The tender price is $25.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer To Purchase.

        2. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the Expiration Date (as defined in the Offer To Purchase) that number of Shares that (together with any Shares then owned by Parent or any of its subsidiaries) constitutes a majority of the Shares outstanding on a fully diluted basis on the date of purchase. The Offer is also subject to the conditions set forth in the Offer To Purchase, including certain actions by the United States Comptroller of the Currency. See the Introduction and Sections 1, 14, and 15 of the Offer To Purchase.

        3. The Offer is being made for all of the outstanding Shares.

        4. Tendering Shareholders will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required tax identification information is provided. See Instruction 10 of the Letter of Transmittal.

        5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, March 17, 1999, unless the Offer is extended.

        6. The Board of Directors of the Company has unanimously (with one director being absent) resolved to recommend that Shareholders accept the Offer and approve the Merger Agreement (as defined in the Offer To Purchase) and the Merger and has determined that the Offer and the Merger are fair to and in the best interests of the Company and the Shareholders.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares (the "Certificates") or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) with respect to such Shares pursuant to the procedures set forth in Section 3 of the Offer To Purchase, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed with any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering Shareholders at the same time depending upon when Certificates for or confirmations of book-entry transfer of such Shares are actually received by the Depositary.

    In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or a manually signed facsimile thereof) and any required signature guarantees (or, in the case of book-entry transfers, an Agent's Message) and any other required documents should be sent to the Depositary and (ii) either Certificates representing the tendered Shares or a timely Book-Entry Confirmation (as defined in the Offer To Purchase) should be delivered to the Depositary in accordance with the instructions set forth in the Letter of Transmittal and the Offer To Purchase.

    If Shareholders wish to tender their Shares, but it is impracticable for them to forward the Certificates for such Shares or other required documents or complete the procedures for book-entry transfer prior to the Expiration Date, a tender may be effected by following the guaranteed delivery procedures specified in Section 3 of the Offer To Purchase.

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    Neither Purchaser nor Parent will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager, the Information Agent or the Depositary, as described in the Offer To Purchase) for soliciting tenders of Shares pursuant to the Offer. Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable on the transfer of the Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Credit Suisse First Boston Corporation, the Dealer Manager, or Georgeson & Company Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover of the Offer To Purchase. Additional copies of the enclosed materials may be obtained from the Information Agent or the Dealer Manager or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          Credit Suisse First Boston Corporation

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PURCHASER, PARENT, THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT, THE DEPOSITARY OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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